PositiveID Signs Agreement with unit of UTC Aerospace Systems for U.S. Government Contract

DELRAY BEACH, FL, March 31, 2014 – PositiveID Corporation ("PositiveID" or “Company”) (OTCQB:PSID), a developer of biological detection and diagnostics solutions, is proud to announce that it has signed a contract with UTC Aerospace Systems’ ISR & Space Systems unit to support a contract for the U.S. Department of Defense (“DoD”). This contract is expected to be performed over the next seven months, between March and September, 2014.

This contract will support the DoD Joint United States Forces Korea Portal and Integrated Threat Recognition (“JUPITR”) Program, which is intended to detect biological threats in order to protect our nation’s warfighters and allies. The JUPITR program will test and evaluate PositiveID’s biological detection and identification technology called M-BAND (Microfluidic Bioagent Autonomous Networked Detector). The assessment will baseline performance, reliability, maintainability, ease of use, and cost of operation to provide the “best of breed” and most affordable options for the U.S. Army and U.S. Air Force.

The Company has filed a Form 8-K with additional details regarding the contract.

PositiveID’s Chairman and Chief Executive Officer, William J. Caragol, stated, “We are very pleased to work together with UTC Aerospace Systems to deliver M-BAND systems for testing and evaluation for the protection of our warfighters and supporters through the JUPITR Program.”

About PositiveID’s M-BAND Technology

M-BAND (Microfluidic Bio-agent Autonomous Networked Detector) continuously and autonomously analyzes air samples for the detection of biological airborne threats in the form of bacteria, viruses, and toxins. The technology was developed under contract with the “DHS” Science & Technology directorate, and is designed to detect the release of pathogens into the air as part of a defense against potential terrorist attacks.

About PositiveID Corporation

PositiveID Corporation is an emerging growth company and developer of biological detection systems for America’s homeland defense industry as well as rapid biological testing. PositiveID is focused on the development of microfluidic systems for the automated preparation of and performance of biological assays in order to detect biological threats and analyze biological samples. For more information on PositiveID, please visit http://www.PositiveIDCorp.com.

Statements about PositiveID's future expectations including, without limitation, the likelihood that the contract is expected to be performed over the next seven months, between March and September, 2014; the likelihood that the JUPITR program will test and evaluate PositiveID’s biological detection and identification technology called M-BAND; the likelihood that the assessment will baseline performance, reliability, maintainability, ease of use, and cost of operation to provide the “best of breed” and most affordable options for the U.S. Army and U.S. Air Force; constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and PositiveID's actual results could differ materially from expected results. Additional information about these and other factors that could affect the Company's business is set forth in the Company's various filings with the Securities and Exchange Commission, including those set forth in the Company's 10-K filed on April 16, 2013, and 10-Qs filed on May 20, 2013, August 14, 2013, as amended August 19, 2013, and November 19, 2013, under the caption "Risk Factors." The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

PositiveID Corporation

Allison Tomek

561-805-8000

atomek@positiveidcorp.com